EX-99.77C: MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

At a special meeting of the shareholders of Northern Funds held on January 29, 2008, shareholders approved the election of (a) eight Trustees of the Northern Funds' Board and (b) seven Trustees of the Multi-Manager Board, as follows:

(A) NORTHERN FUNDS

                             For the
Trustee                      Nominee           Withheld
---------------------   -----------------   -------------
William L. Bax          13,290,559,030.11   16,644,783.46
Edward J. Condon, Jr.   13,289,553,984.79   17,649,828.78
Sharon Gist Gilliam     13,288,573,006.00   18,630,807.57
Sandra Polk Guthman     13,296,446,195.20   10,757,618.37
Michael E. Murphy       13,295,751,338.49   11,452,475.08
Mary Jacobs Skinner     13,296,487,955.87   10,715,857.70
Richard P. Strubel      13,290,923,562.92   16,280,250.65
Casey Sylla             13,295,547,845.97   11,655,967.60

(B) NORTHERN MULTI-MANAGER FUNDS

                            For the
Trustee                     Nominee       Withheld
---------------------   --------------   ---------
William L. Bax          160,624,379.77   10,590.31
Edward J. Condon, Jr.   160,624,379.77   10,590.31
Sharon Gist Gilliam     160,618,998.77   15,971.31
Sandra Polk Guthman     160,624,379.77   10,590.31
Michael E. Murphy       160,624,379.77   10,590.31
Richard P. Strubel      160,623,938.77   11,031.31
Casey Sylla             160,624,379.77   10,590.31

The shareholders also approved an amended and restated investment advisory agreement between the Northern Funds, on behalf of each of its series, except the Multi-Manager Funds, and its investment adviser, reflecting a change in the termination and renewal date of the agreement to June 30 of each year, as follows:

                                                FOR THE        AGAINST THE
NORTHERN FUNDS                                RESOLUTION       RESOLUTION         ABSTAIN
---------------------------------------    ----------------   ------------   ----------------
Arizona Tax-Exempt Fund                        5,128,672.87         985.99          55,419.09
Bond Index Fund                               35,900,891.48           0.00          92,867.50
California Intermediate Tax-Exempt Fund       12,085,605.68           0.00         189,874.59
California Municipal Money Market Fund       717,526,776.08           0.00      39,509,831.00
California Tax-Exempt Fund                    10,823,076.63       2,060.97         275,703.57
Emerging Markets Equity Fund                  45,737,716.98       3,218.55         398,485.62
Enhanced Large Cap Fund                       12,723,788.49           0.00         223,647.00
Fixed Income Fund                            100,218,724.57       4,227.19       3,716,701.20
Global Fixed Income Fund                       2,175,441.67           0.00         203,120.51

Global Real Estate Index Fund                 89,469,883.95       7,802.86       1,505,489.95
Growth Equity Fund                            24,984,526.18       6,069.32       2,394,754.59
High Yield Fixed Income Fund                 206,633,418.49     102,534.22      16,624,507.64
High Yield Municipal Fund                     33,262,797.86      10,507.94       2,495,751.45
Income Equity Fund                            17,922,462.88      97,647.66       6,445,385.75
Intermediate Tax-Exempt Fund                  59,840,207.98      16,521.28       1,156,195.57
International Equity Index Fund              115,152.970.16      18,751.41         997,813.61
International Growth Equity Fund              74,581,905.06       2,479.20       2,573,781.79
Large Cap Value Fund                          63,748,031.24      51,238.71      11,132,286.29
Mid Cap Growth Fund                            7,787,402.00       3,696.92         790,598.87
Mid Cap Index Fund                            26,872,102.59       6,655.66         293,509.51
Money Market Fund                          5,294,232,174.09   4,091,919.32   1,055,935,083.03
Municipal Money Market Fund                3,711,932,886.94     571,616.51     195,051,119.49
Select Equity Fund                             2,739,522.72       6,143.62         947,456.12
Short-Intermediate Tax-Exempt Fund             7,583,860.51           0.00          14,389.00
Short-Intermediate U.S. Government Fund       22,898,964.95           0.00         506,236.85
Small Cap Growth Fund                          2,139,461.31       4,024.53         445,217.99
Small Cap Index Fund                          31,016,340.46       4,603.29         902,494.39
Small Cap Value Fund                          25,978,419.95     222,995.58      12,251,807.59
Stock Index Fund                              34,103,175.47      18,828.26       2,682,285.64
Tax-Exempt Fund                               56,518,353.94      22,726.76       2,077,083.17
Technology Fund                                4,006,780.03      53,393.66       1,584,166.28
U.S. Government Fund                          11,432,287.29           0.00         401,993.03
U.S. Government Money Market Fund            429,687,846.36     488,566.24      26,722,646.07
U.S. Government Select Money Market Fund     531,285,605.15      44,561.83      82,616,519.00